Exhibit 99.1

News Release	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Reports Fourth Quarter 2014 Results

Sales increase 25 percent from prior year quarter driven by $121 million in revenues from acquisitions and new facility in China

CMC segment negatively impacted by lower oil prices

Q4 2014 Diluted EPS of $(1.67) and Adjusted EPS of $(0.27)

Full year 2014 Diluted EPS of $(1.62) and Adjusted EPS of $1.04

Board of Directors suspends dividend

2015 guidance shows significant improvement

PITTSBURGH, February 26, 2015 – Koppers Holdings Inc. (NYSE: KOP), a global integrated producer of carbon compounds, specialty chemicals and treated wood products and services, today reported consolidated sales of $426.7 million for the fourth quarter of 2014, an increase of 25 percent, or $84.9 million, from sales of $341.8 million in the fourth quarter of 2013. The increase was driven by approximately $121 million in sales from the Osmose acquisition, the company’s new joint venture in China, and the Ashcroft acquisition. These incremental revenues more than offset lower sales for Carbon Materials and Chemicals (CMC) and the negative impact from foreign currency translation. The lower sales for CMC were due mainly to lower sales prices for carbon pitch and for products impacted by oil prices.

Net loss for the quarter was $(33.5) million, or $(1.67) per diluted share compared to a net loss of $(4.1) million, or $(0.20) per diluted share in the fourth quarter of 2013. Adjusted net (loss) income and adjusted (loss) earnings per share were $(5.6) million and $(0.27) per share compared to $9.0 million and $0.44 per share in the prior year quarter. While Koppers North American railroad results improved due to increased hardwood availability and the Performance Chemicals business performed well, profitability for CMC was adversely affected by lower oil prices as certain CMC products distilled from coal tar were impacted. These factors combined with pre-tax charges of $4.7 million related to the Osmose integration and $7.1 million of incremental interest expense negatively impacted adjusted fourth quarter 2014 results compared to the prior year quarter.

Commenting on the quarter, Leroy Ball, president and CEO of Koppers, said, “Our North American railroad business and our new Performance Chemicals business both continue to perform well. We are seeing significant improvements in hardwood lumber availability resulting in higher sales and profits for the railroad business, while Performance Chemicals profit from operations was reduced by integration costs as well as a seasonally low quarter. However, our fourth quarter results were significantly affected by industry headwinds facing our global CMC business that now include the impact of lower oil prices on product pricing as well as lower product demand in certain regions. Our focus in the near-term is going to be on generating cash to de-lever the balance sheet, de-emphasizing the CMC growth strategy in the low-margin emerging markets, and restructuring the CMC business to allow it to reach an acceptable range of profitability through the economic cycle. As we work through these changes, I’m confident that Koppers will begin to look like a different company from a risk, business mix, and profitability standpoint.”

2015 Guidance

Commenting on 2015 Mr. Ball said, “Assuming oil prices of $50, our outlook calls for sales of $1.7 billion, adjusted EBITDA of $165-$175 million, and adjusted EPS of $1.60-$1.90. This significant improvement is driven mainly by a full year contribution from the Osmose businesses, organic improvements in sales and profitability in Railroad and Utility Products and Services and Performance Chemicals, synergies from the Osmose acquisition, and the avoidance of due diligence and integration costs,”

Mr. Ball concluded, “Our two-year target is to reduce debt to approximately three times EBITDA which will require $200 to $250 million in debt reduction over that period. As a result, our board of directors has decided to suspend our dividend in an effort to reach our target, and provide greater flexibility to eventually complete the CMC restructuring plan which currently remains on hold. Returning capital to shareholders remains an important element of our long-term value proposition and we will seek to reinstate the dividend at some point in the future as the balance sheet and our CMC business improves.”

Summary of Fourth-Quarter Financial Performance:

•	Sales for CMC totaling $195.8 million decreased by eight percent or $17.9 million compared to sales of $213.7 million in the prior year quarter. The decline was due to lower sales volumes and prices for carbon pitch and lower sales prices for phthalic anhydride, carbon black feedstock and naphthalene which were driven by lower oil prices. These decreases in sales were partially offset by $25.3 million of incremental revenues from the KJCC joint venture in China and higher sales volumes for phthalic anhydride.

•	Sales for Railroad and Utility Products and Services (RUPS) of $153.4 million increased by 20 percent or $25.3 million compared to sales of $128.1 million in the prior year quarter. The net increase in sales in RUPS was due mainly to $18.3 million of incremental sales from the Osmose and Ashcroft acquisitions combined with higher sales volumes and prices for railroad crossties, which more than offset lower sales volumes for utility poles.

•	Performance Chemicals (PC) reported revenues of $77.5 million for its first full quarter since the Osmose acquisition in August 2014. Performance Chemicals is a seasonally impacted business in which the first and fourth quarters are typically weaker than the second and third quarters because a substantial portion of their business is in regions subject to adverse winter weather conditions.

•	Adjusted EBITDA was $23.7 million compared to $33.0 million in the fourth quarter of 2013 due mainly to lower earnings from CMC driven by lower sales prices and $4.7 million of integration and other costs related to the Osmose acquisition.

•	Items excluded from adjusted EBITDA for the quarter included $5.0 million of pre-tax charges related to impairment, restructuring and plant closure costs, $0.9 million of costs related to the inventory step-up for the Osmose transaction, and $1.2 million of LIFO expense. Adjusted net income and adjusted EPS excludes $24.3 million of tax expense related to our legal entity restructuring project.

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, February 26, 2015, beginning at 11:00 a.m. EST to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing 888 455 2263 in the US/Canada or +1 719 325 2472 for International, Conference ID number 9855212. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available approximately two hours after the call’s completion at 888 203 1112 or +1 719 457 0820, Conference ID number 9855212. The recording will be available for replay through March 12, 2015.

The live broadcast of Koppers conference call will be available online: http://edge.media-server.com/m/p/tz3mv5ut/lan/en. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

Please note that there will be presentation materials posted to the company’s website prior to the call.

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com and www.streetevents.com shortly after the live call and continuing through March 12, 2015.

The following reconciliations are included in this press release: Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA.

About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global producer of carbon compounds, specialty chemicals, and treated wood products and services for the aluminum, railroad, specialty chemical, utility, rubber, concrete, steel, residential lumber, and agriculture industries. Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael J. Zugay at 412 227 2231 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, the impact of the price of oil on certain of our products; Koppers may not be able to successfully integrate the wood preservatives business and/or the railroad services business of Osmose or such integration may take longer to accomplish than expected; the expected cost savings and any synergies from the Osmose acquisition may not be fully realized within the expected timeframes; disruption from the Osmose acquisition may make it more difficult to maintain relationships with clients, associates or suppliers; continuing uncertain economic conditions in Europe, demand for Koppers goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability and costs of key raw materials, unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Koppers Holdings Inc.

Unaudited Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net sales	$426.7	$341.8	$1,555.0	$1,478.3
Cost of sales (excluding items below)	369.7	294.7	1,343.7	1,264.7
Depreciation and amortization	14.2	7.9	44.0	29.7
Impairment and restructuring charges	(0.2)	11.9	17.9	11.9
Selling, general and administrative expenses	40.9	19.5	116.2	71.7

Operating profit	2.1	7.8	33.2	100.3
Other income	0.3	0.7	—	3.5
Interest expense	13.8	6.6	39.1	26.8

(Loss) income before income taxes	(11.4)	1.9	(5.9)	77.0
Income taxes	25.0	7.5	34.1	36.8

(Loss) income from continuing operations	(36.4)	(5.6)	(40.0)	40.2
Income (loss) from discontinued operations, net of tax	0.6	—	0.6	(0.1)

Net (loss) income	(35.8)	(5.6)	(39.4)	40.1
Net (loss) attributable to noncontrolling interests	(2.3)	(1.5)	(7.0)	(0.3)

Net (loss) income attributable to Koppers	$(33.5)	$(4.1)	$(32.4)	$40.4

Earnings (loss) per common share:
Basic-
Continuing operations	$(1.67)	$(0.20)	$(1.62)	$1.96
Discontinued operations	0.04	—	0.04	—

Earnings (loss) per basic common share	$(1.63)	$(0.20)	$(1.58)	$1.96

Diluted-
Continuing operations	$(1.67)	$(0.20)	$(1.62)	$1.94
Discontinued operations	0.04	—	0.04	—

Earnings (loss) per diluted common share	$(1.63)	$(0.20)	$(1.58)	$1.94

Weighted average shares outstanding (in thousands):
Basic	20,495	20,332	20,463	20,575
Diluted	20,495	20,332	20,463	20,815
Dividends declared per common share	$0.25	$0.25	$1.00	$1.00

Koppers Holdings Inc.

Unaudited Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	December 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$51.1	$82.2
Accounts receivable, net of allowance of $5.6 and $3.6	198.7	157.9
Income tax receivable	—	9.0
Inventories, net	241.2	168.8
Deferred tax assets	10.5	10.0
Loan to related party	9.5	9.5
Other current assets	30.3	35.7

Total current assets	541.3	473.1
Equity in non-consolidated investments	5.0	6.6
Property, plant and equipment, net	299.7	197.0
Goodwill	247.2	72.7
Identifiable intangible assets, net	167.7	12.2
Deferred tax assets	7.8	9.3
Other assets	25.2	14.0

Total assets	$1,293.9	$784.9

Liabilities
Accounts payable	$120.6	$107.6
Accrued liabilities	122.5	82.4
Dividends payable	5.1	5.1
Short-term debt and current portion of long-term debt	43.9	—

Total current liabilities	292.1	195.1
Long-term debt	806.6	303.1
Accrued postretirement benefits	54.7	41.6
Deferred tax liabilities	10.2	14.7
Other long-term liabilities	46.4	40.6

Total liabilities	1,210.0	595.1
Commitments and contingent liabilities

Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	—	—
Common Stock, $0.01 par value per share; 40,000,000 shares authorized; 21,938,260 and 21,722,492 shares issued	0.2	0.2
Additional paid-in capital	164.5	158.9
Retained earnings	18.0	71.3
Accumulated other comprehensive loss	(60.3)	(10.2)
Treasury stock, at cost; 1,443,248 and 1,390,494 shares	(52.4)	(50.4)

Total Koppers shareholders’ equity	70.0	169.8

Noncontrolling interests	13.9	20.0

Total equity	$83.9	$189.8

Total liabilities and equity	$1,293.9	$784.9

Koppers Holdings Inc.

Unaudited Consolidated Statement of Cash Flows

(Dollars in millions)

	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2013
Cash provided by (used in) operating activities:
Net (loss) income	$(39.4)	$40.1
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	44.0	29.7
Impairment charges	4.7	11.9
Deferred income taxes	2.5	19.5
Equity income (loss), net of dividends received	1.6	(0.8)
Gain on sale of assets	—	(2.3)
Change in other liabilities	(10.3)	(16.4)
Non-cash interest expense	4.2	1.7
Stock-based compensation	4.7	4.3
Other	1.0	0.5
(Increase) decrease in working capital:
Accounts receivable	13.4	2.9
Inventories	(14.0)	21.6
Accounts payable	(10.6)	4.9
Accrued liabilities and other working capital	33.7	—

Net cash provided by operating activities	35.5	117.6
Cash (used in) provided by investing activities:
Capital expenditures	(83.8)	(72.9)
Acquisitions, net of cash acquired	(496.5)	(2.3)
Net cash proceeds from divestitures and asset sales	0.3	2.9

Net cash used in investing activities	(580.0)	(72.3)
Cash provided by (used in) financing activities:
Borrowings of revolving credit	572.5	97.9
Repayments of revolving credit	(368.0)	(97.9)
Borrowings of long-term debt	343.0	6.6
Issuances of Common Stock	0.7	0.2
Repurchases of Common Stock	(2.0)	(17.5)
Proceeds from issuance of noncontrolling interest	1.4	2.3
Excess tax benefit from employee stock plans	—	0.5
Payment of deferred financing costs	(11.1)	(1.3)
Dividends paid	(20.4)	(21.1)

Net cash provided by (used in) financing activities	516.1	(30.3)
Effect of exchange rate changes on cash	(2.7)	0.5

Net (decrease) increase in cash and cash equivalents	(31.1)	15.5
Cash and cash equivalents at beginning of period	82.2	66.7

Cash and cash equivalents at end of period	$51.1	$82.2

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Dollars in millions)
Net sales:
Carbon Materials and Chemicals	$195.8	$213.7	$833.6	$906.1
Railroad and Utility Products and Services	153.4	128.1	597.8	572.2
Performance Chemicals	77.5	—	123.6	—

Total	426.7	341.8	1,555.0	1,478.3
Operating (loss) profit:
Carbon Materials and Chemicals	(5.5)	(3.5)	(5.3)	43.9
Railroad and Utility Products and Services	12.3	11.7	53.6	58.3
Performance Chemicals	0.3	—	1.6	—
Corporate Unallocated	(5.0)	(0.4)	(16.7)	(1.9)

Total	2.1	7.8	33.2	100.3
Depreciation and amortization:
Carbon Materials and Chemicals	6.3	4.7	25.0	18.2
Railroad and Utility Products and Services	3.2	3.2	11.9	11.5
Performance Chemicals	4.7	—	7.1	—

Total	14.2	7.9	44.0	29.7
Other (loss) income:
Carbon Materials and Chemicals	(0.7)	1.0	(1.9)	1.9
Railroad and Utility Products and Services	0.1	(0.3)	(0.1)	1.6
Performance Chemicals	0.9	—	1.4	—
Corporate Unallocated	—	—	0.6	—

Total	0.3	0.7	—	3.5
Adjusted EBITDA(1):
Carbon Materials and Chemicals	$4.3	$18.3	$47.2	$80.1
Railroad and Utility Products and Services	17.6	15.1	68.0	72.2
Performance Chemicals	6.8	—	13.7	—
Corporate Unallocated	(5.0)	(0.4)	(12.6)	(1.9)

Total	$23.7	$33.0	$116.3	$150.4
Adjusted EBITDA margin:
Carbon Materials and Chemicals	2.2%	8.6%	5.7%	8.8%
Railroad and Utility Products and Services	11.5%	11.8%	11.4%	12.6%
Performance Chemicals	8.8%	—%	11.1%	—%
Total	5.6%	9.7%	7.5%	10.2%

(1)	The tables below describe the adjustments to EBITDA for the quarters and years ended December 31, 2014 and 2013, respectively.

Adjustments to EBITA

Q4 2014					Year 2014

CMC adjustments	COGS	R&I	SGA	Total	CMC adjustments	COGS	R&I	SGA	Total
North American restructuring	$3.3	$—	$1.3	$4.6	North American restructuring	$3.4	$—	$2.2	$5.6
Uithoorn closure	$0.2	$(0.2)	$0.7	$0.7	Uithoorn closure	$4.8	$13.2	$1.6	$19.6
KCCC impairment	$—	$—	$—	$—	KCCC impairment	$0.6	$4.7	$—	$5.3
LIFO	$(1.1)	$—	$—	$(1.1)	LIFO	$(1.1)	$—	$—	$(1.1)

	$2.4	$(0.2)	$2.0	$4.2		$7.7	$17.9	$3.8	$29.4

RUPS adjustments					RUPS adjustments
Grenada closure	$(0.3)	$—	$—	$(0.3)	Grenada closure	$0.3	$—	$—	$0.3
LIFO	$2.3	$—	$—	$2.3	LIFO	$2.3	$—	$—	$2.3

	$2.0	$—	$—	$2.0		$2.6	$—	$—	$2.6

PC inventory step-up amortization	$0.9	$—	$—	$0.9	PC inventory step-up amortization	$3.6	$—	$—	$3.6

Osmose closing costs	$—	$—	$—	$—	Osmose closing costs	$—	$—	$3.5	$3.5

Total adjustments	$5.3	$(0.2)	$2.0	$7.1	Total adjustments	$13.9	$17.9	$7.3	$39.1

Adjustments to EBITDA

Q4 2013					Year 2013

CMC adjustments	COGS	R&I	SGA	Total	CMC adjustments	COGS	R&I	SGA	Other	Total
North American restructuring	$0.8	$0.9	$—	$1.7	North American restructuring	$0.8	$0.9	$—	$—	$1.7
Uithoorn closure	$0.2	$7.0	$0.6	$7.8	Uithoorn closure	$0.2	$7.0	$0.6	$—	$7.8
KCCC impairment	$—	$4.0	$—	$4.0	KCCC impairment	$—	$4.0	$—	$—	$4.0
Tank cleaning	$2.6	$—	$—	$2.6	Tank cleaning	$2.6	$—	$—	$—	$2.6

	$3.6	$11.9	$0.6	$16.1		$3.6	$11.9	$0.6	$—	$16.1

RUPS adjustments					RUPS adjustments
Grenada closure	$0.5	$—	$—	$0.5	Grenada closure	$2.6	$—	$—	$—	$2.6
Sale of Hume facility	$—	$—	$—	$—	Sale of Hume facility	$(1.1)	$—	$—	$(0.7)	$(1.8)

	$0.5	$—	$—	$0.5		$1.5	$—	$—	$(0.7)	$0.8

Total adjustments	$4.1	$11.9	$0.6	$16.6	Total adjustments	$5.1	$11.9	$0.6	$(0.7)	$16.9

Koppers believes that adjusted net income, adjusted earnings per share, and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net (loss) income attributable to Koppers	$(33.5)	$(4.1)	$(32.4)	$40.4
Items impacting pre-tax income (1)
Impairment, restructuring and plant closure costs	5.0	14.1	35.2	16.2
Sale of former wood treating facility	—	—	—	(1.8)
Tank cleaning and repair costs	—	2.9	—	2.9
Osmose acquisition costs and inventory step-up amortization	0.9	—	7.1	—
Write-off of deferred financing costs	—	—	1.9	—
LIFO	1.2	—	1.2	—
Items impacting net income, net of tax and non-controlling interests	4.2	13.1	30.1	13.6
Legal entity restructuring (2)	24.3	—	24.3	—
Adjusted net (loss) income including discontinued operations	(5.0)	9.0	22.0	54.0
Discontinued operations	(0.6)	—	(0.6)	0.1

Adjusted net (loss) income	$(5.6)	$9.0	$21.4	$54.1

(1)	The tables below describe the adjustments to net income for the quarters and years ended December 31, 2014 and 2013, respectively.
(2)	Consists of tax expense related to the legal entity restructuring project.

Adjustments to Pre-Tax Net Income

Q4 2014						Year 2014

CMC adjustments	COGS	D&A	R&I	SGA	Total	CMC adjustments	COGS	D&A	R&I	SGA	Interest	Total
North American restructuring	$3.3	$—	$—	$1.3	$4.6	North American restructuring	$3.4	$—	$—	$2.2	$—	$5.6
Uithoorn closure	$0.2	$0.3	$(0.2)	$0.7	$1.0	Uithoorn closure	$4.8	$2.5	$13.2	$1.6	$—	$22.1
KCCC impairment	$—	$(0.3)	$—	$—	$(0.3)	KCCC impairment	$0.6	$1.9	$4.7	$—	$—	$7.2
LIFO	$(1.1)	$—	$—	$—	$(1.1)	LIFO	$(1.1)	$—	$—	$—	$—	$(1.1)

	$2.4	$—	$(0.2)	$2.0	$4.2		$7.7	$4.4	$17.9	$3.8	$—	$33.8

RUPS adjustments						RUPS adjustments
Grenada closure	$(0.3)	$—	$—	$—	$(0.3)	Grenada closure	$0.3	$—	$—	$—	$—	$0.3
LIFO	2.3	$—	$—	$—	$2.3	LIFO	$2.3	$—	$—	$—	$—	$2.3

	$2.0	$—		$—	$2.0		$2.6	$—	$—	$—	$—	$2.6
PC inventory step-up amortization	$0.9	$—	$—	$—	$0.9	PC inventory step-up amortization	$3.6	$—	$—	$—	$—	$3.6

Corporate closing and deferred financing	$—	$—	$—	$—	$—	Corporate closing and deferred financing	$—	$—	$—	$3.5	$1.9	$5.4
Total adjustments	$5.3	$—	$(0.2)	$2.0	$7.1	Total adjustments	$13.9	$4.4	$17.9	$7.3	$1.9	$45.4

Adjustments to Pre-tax Net Income

Q4 2013						Year 2013

CMC adjustments	COGS	SGA	D&A	R&I	Total	CMC adjustments	COGS	SGA	D&A	R&I	Other	Total
North American restructuring	$0.9	$—	$—	$0.9	$1.8	North American restructuring	$0.9	$—	$—	$0.9	$—	$1.8
Uithoorn closure	$0.2	$0.6	$—	$7.0	$7.8	Uithoorn closure	$0.2	$0.6	$—	$7.0	$—	$7.8
KCCC impairment	$—	$—	$—	$4.0	$4.0	KCCC impairment	$—	$—	$—	$4.0	$—	$4.0
Tank cleaning	$2.6	$—	$0.3	$—	$2.9	Tank cleaning	$2.6	$—	$0.3	$—	$—	$2.9

	$3.7	$0.6	$0.3	$11.9	$16.5		$3.7	$0.6	$0.3	$11.9	$—	$16.5

RUPS adjustments						RUPS adjustments
Grenada closure	$0.5	$—	$—	$—	$0.5	Grenada closure	$2.6	$—	$—	$—	$—	$2.6
Sale of Hume facility	—	$—	$—	$—	$—	Sale of Hume facility	$(1.1)	$—	$—	$—	$(0.7)	$(1.8)

	$0.5	$—		$—	$0.5		$1.5	$—	$—	$—	$(0.7)	$0.8
Total adjustments	$4.2	$0.6	$0.3	$11.9	$17.0	Total adjustments	$5.2	$0.6	$0.3	$11.9	$(0.7)	$17.3

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net (loss) income attributable to Koppers	$(33.5)	$(4.1)	$(32.4)	$40.4

Adjusted net (loss) income including discontinued operations (from above)	$(5.0)	$9.0	$22.0	$54.0

Adjusted net (loss) income (from above)	$(5.6)	$9.0	$21.4	$54.1

Denominator for diluted (loss) earnings per share (in thousands)	20,495	20,597	20,594	20,815
(Loss) earnings per share:
Diluted (loss) earnings per share	$(1.67)	$(0.20)	$(1.62)	$1.94
Adjusted (loss) earnings per share including discontinued operations	$(0.24)	$0.44	$1.07	$2.59
Adjusted (loss) earnings per share	$(0.27)	$0.44	$1.04	$2.60

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net (loss) income	$(35.8)	$(5.6)	$(39.4)	$40.1
Interest expense	13.8	6.6	39.1	26.8
Depreciation and amortization	14.2	7.9	44.0	29.7
Income tax provision	25.0	7.5	34.1	36.8
Discontinued operations	(0.6)	—	(0.6)	0.1

EBITDA with noncontrolling interests	16.6	16.4	77.2	133.5
Unusual items impacting net income (1)
Impairment, restructuring and plant closure costs	5.0	14.0	30.8	16.1
Sale of former wood treating facility	—	—	—	(1.8)
Tank cleaning and repair costs	—	2.6	—	2.6
Osmose acquisition costs and inventory step-up amortization	0.9	—	7.1	—
LIFO	1.2	—	1.2	—

Adjusted EBITDA with noncontrolling interests	$23.7	$33.0	$116.3	$150.4

(1)	Refer to adjustments under Unaudited Segment Information.